Exhibit 4.4

THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED OR DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE SECURITIES ACT, THE APPLICABLE STATE SECURITIES LAW AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

COPY

WARRANT TO PURCHASE COMMON STOCK

OF

CLEARPOINT BUSINESS RESOURCES, INC.

This is to certify that, FOR VALUE RECEIVED, Matthew Kingfield (“Kingfield”), is entitled to purchase, subject to the terms set forth below, from ClearPoint Business Resources, Inc., a Delaware corporation (the “Company”), during the period commencing on March 31, 2008 and ending at 5:00 P.M. (E.S.T.) on March 31, 2010 (the “Exercise Period”), an aggregate of Seven Thousand Five Hundred (7,500) fully paid and non-assessable shares of Company Common Stock, $0.0001 par value per share (the “Common Stock”), at a per share purchase price of $1.55 (the “Exercise Price”). The Exercise Price and the number of such shares are subject to adjustment, from time to time, as provided below. The shares of Common Stock deliverable upon such exercise are hereinafter sometimes referred to as the “Warrant Shares”. This Warrant is herein called the “Warrant”.

Section 1. Exercise Period. In the event that the expiration of the Exercise Period shall fall on a Saturday, Sunday or United States federally recognized holiday, the expiration of the Exercise Period shall be extended to 5:00 P.M. (E.S.T.) on the first business day following such Saturday, Sunday or recognized holiday.

Section 2. Exercise of Warrant.

a. Manner of Exercise. This Warrant may be exercised by Kingfield, in whole or in part, at any time and from time to time during the Exercise Period, by (i) the surrender of this Warrant to the Company, with the Notice of Exercise attached hereto as Exhibit A (the “Notice of Exercise”) duly completed and executed on behalf of Kingfield, at the principal office of the Company or such other office or agency of the Company as it may designate by notice in writing to Kingfield (the “Principal Office”), and (ii) the delivery of payment to the Company of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise in the manner specified in Section 2(c).

b. Issuance of Warrant Shares. Such Warrant Shares shall be deemed to be issued to Kingfield as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment shall have been made for the Warrant Shares as aforesaid. As promptly as practicable thereafter, the Company shall deliver to Kingfield a stock certificate(s) for the Warrant Shares specified in the Notice of Exercise. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate(s), also deliver to Kingfield, at the Company’s expense, a new Warrant evidencing the right to purchase the remaining number of Warrant Shares, which new Warrant shall in all other respects be identical to this Warrant.

c. Payment of Exercise Price. The Exercise Price shall be payable in cash or its equivalent, payable by wire transfer of immediately available funds to a bank account specified by the Company or by certified or bank cashiers’ check in lawful money of the United States of America.

Section 3. Adjustment to Exercise Price and Warrant Shares. The Exercise Price in effect from time to time and the number of Warrant Shares shall be subject to adjustment in certain cases as set forth in this Section 3:

a. Stock Split. If, at any time after the date hereof, the number of shares of the Company’s capital stock outstanding is increased by a stock dividend or by a subdivision or split-up of shares, then, following the record date for the determination of holders of capital stock entitled to receive such stock dividend, subdivision or split-up, the Exercise Price shall be appropriately decreased and the aggregate number of Warrant Shares shall be increased in proportion to such increase in outstanding shares. The foregoing provisions shall similarly apply to successive stock dividends, subdivisions or split-ups.

b. Reverse Stock-Split. If, at any time after the date hereof, the number of shares of capital stock outstanding is decreased by a combination or reverse-split of the outstanding shares, then, following the record date for such combination or reverse-split, the Exercise Price shall be appropriately increased and the aggregate number of Warrant Shares shall be decreased in proportion to such decrease in outstanding shares. The foregoing provisions shall similarly apply to successive combinations or reverse-splits.

c. Notice of Adjustment. In each case of an adjustment or readjustment of the Exercise Price and number of Warrant Shares pursuant to this Section 3, the Company shall, at its expense, promptly furnish to Kingfield a certificate prepared and signed by the Treasurer or Chief Financial Officer of the Company, setting forth (i) such adjustment or readjustment, (ii) the Exercise Price and number of Warrant Shares in effect following such adjustment or readjustment (including the amount, if any, of other securities and property that at the time would be received upon the exercise of this Warrant), and (iii) the facts, set forth in reasonable detail, upon which such adjustment or readjustment is based.

Section 4. Issuance of New Warrant. Upon receipt by the Company of (a) evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (b) (i) in the case of loss, theft or destruction, an indemnity agreement reasonably satisfactory in form and substance to the Company or (ii) in the case of mutilation, this Warrant, the Company, at its expense, shall execute and deliver, in lieu of this Warrant, a new Warrant of like tenor and amount.

Section 5. Representations and Warranties of the Company. The Company represents and warrants to Kingfield that all shares of Common Stock which may be issued upon the exercise of this Warrant will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid and non-assessable.

Section 6. Covenants of the Company. The Company covenants and agrees that it shall take all such action as may be required to assure that the Company shall at all times have authorized and reserved, a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant and/or other similar Warrants.

Section 7. No Stockholder Rights. Kingfield shall not be entitled to vote or receive dividends or be deemed the holder of the Warrant Shares or any other securities of the Company that may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon Kingfield, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any other matter submitted to the stockholders of the Company at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance or reclassification of capital stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant shall have been exercised as provided herein.

Section 8. Miscellaneous.

a. Governing Law. This Warrant shall be construed in accordance with and governed by the laws of the State of Delaware (without giving effect to any conflicts or choice of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction).

b. Amendment and Waiver. No provision of this Warrant may be amended, modified or waived except in a writing signed by both parties hereto. The failure of any party to enforce any of the provisions of this Warrant shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Warrant in accordance with its terms.

c. Assignment; Binding Effect. This Warrant is not transferable by Kingfield. This Warrant shall be binding upon and inure to the benefit of all of the parties and their successors, legal representatives and permitted assigns.

d. Severability. If any term or provision of this Warrant, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Warrant, or its application to other persons or circumstances, shall not be affected thereby, and each term and provision of this Warrant shall be enforced to the fullest extent permitted by law.

e. Construction. Whenever the context requires, the gender of any word used in this Warrant includes the masculine, feminine or neuter, and the number of any word includes the singular or plural. Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Warrant, and all references to exhibits are to exhibits attached hereto, each of which is made a part hereof for all purposes.

f. Headings. The headings and subheadings in this Warrant are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Warrant or any provision hereof.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ Michael Traina
Name:	Michael Traina
Title:	CEO

EXHIBIT “A”

NOTICE OF EXERCISE

To: ClearPoint Business Resources, Inc.

The undersigned hereby elects to purchase                      shares of Common Stock of ClearPoint Business Resources, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price for such shares by means of a cash payment, and tenders herewith payment in full for the Exercise Price of the shares being purchased, together with all applicable transfer taxes, if any.

In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon exercise are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the registration provisions of the Securities Act of 1933, as amended, or any applicable state securities laws.

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned.

Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

(Date)	Matthew Kingfield